Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

Contacts:

Henri Van Parys Cindy Williams

Corporate Communications Manager             Investor Relations Manager

727.214.3411, ext. 4136       727.214.3411, ext. 4160

henri.vanparys@FADV.com             clwilliams@FADV.com

FIRST ADVANTAGE CORPORATION REPORTS

OPERATING RESULTS FOR THE THIRD QUARTER OF 2006

ST. PETERSBURG, Fla., Oct. 24, 2006—First Advantage Corporation (NASDAQ: FADV), a global risk mitigation and business solutions provider, today announced operating results for the third quarter of 2006.

First Advantage reported net income of $18.6 million (32 cents per diluted share) for the quarter ended Sept. 30, 2006, compared with net income of $16.0 million (30 cents per diluted share) for the quarter ended Sept. 30, 2005.

The company adopted the provisions of FAS 123R, “Share Based Payment”, as of Jan. 1, 2006, using the modified prospective application method. Results of operations for the quarter ending Sept. 30, 2006, include share-based compensation expense of $2.5 million, which reduced basic and diluted earnings per share by 3 cents.

Revenues for the company were $212.0 million and $169.9 million for the quarters ended Sept. 30, 2006, and 2005, respectively.

Earnings before interest, taxes, depreciation and amortization, minority interest and share-based compensation expense (adjusted EBITDA) were $47.3 million and $35.2 million for the quarters ended Sept. 30, 2006, and 2005, respectively, representing a 34.4 percent increase.

“We are pleased with our performance in the third quarter, as we continue to benefit from our cross-sell strategies in the Employer Services segment. We are also encouraged by the results of our Lender Services segment as we continue to gain market share despite a slowing home mortgage industry,” stated John Long, chief executive officer. “Additionally, we have seen improvements in our Investigative and Litigation Support Services segment as we expand our electronic discovery and computer forensics business, most recently through the acquisition of EvidentData, Inc., a company that will expand the geographical reach of First Advantage’s litigation support and enhance our electronic discovery capabilities.

“We are also pleased with our margin and EBITDA improvements. Operating margins increased from the third quarter of 2005 in four of our operating segments: Lender Services, Dealer Services, Employer Services, and most significantly in Investigative and Litigation Support Services. Adjusted EBITDA increased by 34 percent from the third quarter of last year,” stated Long.

First Advantage Corporation Reports Operating Results for the Third Quarter of 2006

Management estimates that diluted earnings per share, excluding the impact of an estimated securities gain of 7 cents per diluted share in connection with a follow on offering completed in Oct. 2006 by DealerTrack Holdings, Inc., an equity investee, will be in the range of 19 to 23 cents for the fourth quarter ending Dec. 31, 2006 (22 to 26 cents excluding share based compensation expense).

First Advantage’s third quarter 2006 results will be discussed in more detail on Tuesday, Oct. 24, 2006, at 5:00 p.m. EDT, via teleconference and webcast. The teleconference dial-in number is 888.469.0487 within the U.S. and 210.234.0001 outside the U.S. The teleconference pass code is “Advantage”. The live audio webcast of the call will be accessible from the Investor Relations section of First Advantage’s Web site at www.FADV.com. An audio replay of the teleconference call will be available through Nov. 8, 2006, by dialing 866.454.1411 within the U.S., or 203.369.1234 outside the U.S. An audio archive of the webcast will also be available for replay on First Advantage’s Web site following the call.

First Advantage Corporation Reports Operating Results for the Third Quarter of 2006

Summary Consolidated Income Statement (Unaudited)

(In thousands, except per share amounts)	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2006	2005	2006	2005
Service revenue	$198,605	$157,746	$571,564	$437,022
Reimbursed government fee revenue	13,431	12,200	39,943	36,669

Total revenue	212,036	169,946	611,507	473,691
Cost of service revenue	62,020	49,881	177,762	133,026
Government fees paid	13,431	12,200	39,943	36,669

Total cost of sales	75,451	62,081	217,705	169,695
Gross margin	136,585	107,865	393,802	303,996

Salaries and benefits	60,414	46,646	177,794	130,308
Facilities and telecommunications	7,625	6,205	22,205	18,974
Other operating expenses	24,799	20,193	70,850	57,845
Depreciation and amortization	9,641	6,685	28,369	19,085

Income from operations	34,106	28,136	94,584	77,784

Interest (expense) income:
Interest expense	(3,571)	(1,580)	(10,062)	(4,115)
Interest income	252	22	554	48

Interest (expense) income, net	(3,319)	(1,558)	(9,508)	(4,067)
Equity in earnings of investee	747	280	1,407	1,232

Income before income taxes and minority interest	31,534	26,858	86,483	74,949
Provision for income taxes	12,151	10,835	36,038	32,251

Income before minority interest	19,383	16,023	50,445	42,698
Minority interest	759	—	2,439	—

Net income	$18,624	$16,023	$48,006	$42,698

Per share amounts:
Basic earnings per share	$.32	$.30	$.84	$.82

Basic weighted-average shares outstanding	58,096	53,201	57,282	52,133

Diluted earnings per share	$.32	$.30	$.83	$.81

Diluted weighted-average shares outstanding	58,155	53,965	58,035	52,617

EBITDA and adjusted EBITDA calculation:
Net income	$18,624	$16,023	$48,006	$42,698
Provision for income taxes	12,151	10,835	36,038	32,251
Minority interest	759	—	2,439	—
Interest expense	3,571	1,580	10,062	4,115
Depreciation and amortization	9,641	6,685	28,369	19,085

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$44,746	$35,123	$124,914	$98,149
Share based compensation expense	2,522	95	8,484	222

Adjusted EBITDA	$47,268	$35,218	$133,398	$98,371

*	EBITDA and adjusted EBITDA are not measures of financial performance under generally accepted accounting principles. EBITDA and adjusted EBITDA are used by certain investors to analyze and compare companies.

First Advantage Corporation Reports Operating Results for the Third Quarter of 2006

Segment Financial Information (Unaudited)

	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
(In thousands, except percentages)	2006 As Reported	2006 Proforma w/o Stock Based Comp	2005	2006 As Reported	2006 Proforma w/o Stock Based Comp	2005
Service revenue
Lender Services	$44,072	$44,072	$43,907	$135,023	$135,023	$128,963
Data Services	37,153	37,153	22,100	108,312	108,312	61,860
Dealer Services	31,993	31,993	29,219	92,790	92,790	72,252
Employer Services	53,399	53,399	37,673	139,901	139,901	104,451
Multifamily Services	18,616	18,616	17,544	54,068	54,068	49,134
Investigative & Litigation Support Services	14,336	14,336	8,237	44,451	44,451	23,142
Corporate	(964)	(964)	(934)	(2,981)	(2,981)	(2,780)

Consolidated	$198,605	$198,605	$157,746	$571,564	$571,564	$437,022

Income (Loss) from operations
Lender Services	$14,603	$14,780	$12,971	$42,469	$43,005	$37,596
Data Services	10,283	10,511	7,206	29,185	29,903	20,956
Dealer Services	4,913	5,025	3,964	13,814	14,132	10,522
Employer Services	5,960	6,330	3,560	13,961	15,222	10,550
Multifamily Services	4,933	5,105	4,824	13,023	13,676	14,155
Investigative & Litigation Support Services	2,666	2,813	353	8,822	9,277	1,032
Corporate	(9,252)	(7,936)	(4,742)	(26,690)	(22,147)	(17,027)

Consolidated	$34,106	$36,628	$28,136	$94,584	$103,068	$77,784

Operating margin percentage of service revenue
Lender Services	33.13%	33.54%	29.54%	31.45%	31.85%	29.15%
Data Services	27.68%	28.29%	32.61%	26.95%	27.61%	33.88%
Dealer Services	15.36%	15.71%	13.57%	14.89%	15.23%	14.56%
Employer Services	11.16%	11.85%	9.45%	9.98%	10.88%	10.10%
Multifamily Services	26.50%	27.42%	27.50%	24.09%	25.29%	28.81%
Investigative & Litigation Support Services	18.60%	19.62%	4.29%	19.85%	20.87%	4.46%
Corporate	N/A	N/A	N/A	N/A	N/A	N/A

Consolidated	17.17%	18.44%	17.84%	16.55%	18.03%	17.80%

First Advantage Corporation Reports Operating Results for the Third Quarter of 2006

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of consumer credit information in the mortgage, automotive and subprime markets; business credit information in the transportation industry; lead generation services; motor vehicle record reports; supply chain security consulting; employment background verifications; occupational health services; applicant tracking systems; recruiting solutions; skills and behavioral assessments; business tax consulting services; insurance fraud, corporate and litigation investigations; surveillance; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software; renters insurance and consumer location services. First Advantage ranks among the top companies in all of its major business lines. First Advantage is headquartered in St. Petersburg, Fla., and has more than 4,300 employees in offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a FORTUNE 500® company that traces its history to 1889. First American is America’s largest provider of business information, supplying businesses and consumers with valuable information products to support the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release, including those related to estimated diluted earnings per share in fourth quarter 2006 and the expected gain from the securities offering of DealerTrack Holdings, Inc. in fourth quarter 2006 are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company’s Class A common stock; the company’s ability to successfully raise capital; the company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company’s competition; increases in the company’s expenses; continued consolidation among the company’s competitors and customers; unanticipated technological changes and requirements; the company’s ability to identify suppliers of quality and cost-effective data; and other risks identified from time-to-time in the company’s SEC filings. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult the company’s filings with the SEC, including its 2005 Annual Report on Form 10-K and subsequent amendments, for a further discussion of these and other risks.

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